Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Allyson Scott

McGrath/Power Public Relations and Communications

+1-408-727-0351

allysonscott@mcgrathpower.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Keren Goldberg

Gelbart Kahana Investor Relations

+972-3-6070593

kereng@gk-biz.com

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results

17.7 percent sequential revenue growth

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — October 22, 2014 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its third quarter 2014, ended September 30, 2014.

Third Quarter 2014 Highlights

•                  Revenues were $120.7 million

•                  GAAP gross margins were 67.2 percent

•                  Non-GAAP gross margins were 70.2 percent

•                  GAAP operating loss was $1.1 million

•                  Non-GAAP operating income was $16.5 million

•                  GAAP net income was $0.4 million

•                  Non-GAAP net income was $18.0 million

•                  GAAP net income per diluted share was $0.01

•                  Non-GAAP net income per diluted share was $0.38

•                  $17.2 million in cash was provided by operating activities

•                  Total cash and investments increased $10.6 million to $354.3 million at September 30, 2014

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 2 -

Third Quarter Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $120.7 million for the third quarter of 2014, up 17.7 percent from $102.6 million in the second quarter of 2014, and up 16.0 percent from $104.1 million in the third quarter of 2013.

GAAP gross margins in the third quarter of 2014 were 67.2 percent, compared with 66.6 percent in the second quarter of 2014, and 64.6 percent in the third quarter of 2013.

Non-GAAP gross margins in the third quarter of 2014 were 70.2 percent, compared with 69.1 percent in the second quarter of 2014, and 69.1 percent in the third quarter of 2013.

GAAP net income in the third quarter of 2014 was $0.4 million, or $0.01 per diluted share, compared with GAAP net loss of $9.0 million, or $0.20 per diluted share in the second quarter of 2014, and GAAP net loss of $5.9 million, or $0.14 per diluted share, in the third quarter of 2013.

Non-GAAP net income in the third quarter of 2014 was $18.0 million, or $0.38 per diluted share, compared with $6.8 million, or $0.15 per diluted share in the second quarter of 2014, and $12.6 million, or $0.28 per diluted share, in the third quarter of 2013. The third quarter 2014 non-GAAP net income excludes $11.8 million of share-based compensation expenses compared to $11.9 million in the second quarter of 2014, and $11.9 million in the third quarter of 2013. Third quarter 2014 non-GAAP net income also excludes the amortization of intangible assets of $2.8 million, acquisition-related charges of $1.7 million and settlement costs of $1.3 million, compared to amortization expenses of acquired intangible assets of $2.8 million and $1.0 million of acquisition-related charges in the second quarter of 2014, and compared to $4.6 million and $2.0 million, respectively, in the third quarter of 2013.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 3 -

Total cash and investments increased by $10.6 million to $354.3 million at September 30, 2014, compared to $343.7 million at June 30, 2014. The company generated $17.2 million in cash from operating activities in the third quarter.

“We are pleased with our results for the third quarter.  Demand from high-performance computing customers was strong which contributed to solid revenue growth from our FDR InfiniBand solutions.  Revenue from our Ethernet solutions also increased in the quarter,” said Eyal Waldman, president and CEO of Mellanox Technologies. “The transition from 10 Gigabit Ethernet to 40 Gigabit Ethernet is happening now with our Web 2.0 and cloud customers.  We expect to ship hundreds of thousands of 40 Gigabit Ethernet adapters in the fourth quarter to these markets.  This transition is driven by the growth of data producing and consuming applications.  We expect this transition to accelerate in 2015 and beyond.”

Recent Mellanox Press Release Highlights

•                  Oct. 21, 2014 - Mellanox InfiniBand Powers Top European High Performance Computing Centers

•                  Oct. 20, 2014 - Mellanox Ethernet Solutions Selected for New HP 64-bit ARM Data Center Platform

•                  Oct. 15, 2014 - Mellanox Introduces New Ethernet Switches to Provide Enhanced Features and Performance for Hyperscale and Cloud Data Centers

•                  Oct. 6, 2014 - Mellanox Technologies Named to Inaugural CRN Cloud Partner Program Guide

•                  Sept. 30, 2014 - Science & Technology Facilities Council Selects Mellanox’s Ethernet Solutions to Further Atmospheric Science and Research

•                  Sept. 29, 2014 - Yahoo! Japan Selects Mellanox InfiniBand Solutions

•                  Sept. 29, 2014 - Mellanox’s CloudX Platform Now Supported with Oracle OpenStack for Oracle Linux

•                  Sept. 16, 2014 - Mellanox Announces Complete End-to-End Support for New RDMA over Converged Ethernet Version 2 (RoCEv2) Specification

•                  Sept. 8, 2014 - Mellanox End-to-End InfiniBand and Ethernet Interconnect Solutions Optimized for Intel Xeon E5-2600 v3 Product Family (code name “Haswell”) Platforms

•                  Aug. 25, 2014 - Mellanox Enables Highly Efficient Virtual Desktop Infrastructure using VMware’s Virtual SAN Storage Solution and Micron SSDs

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 4 -

Fourth Quarter 2014 Guidance

Our guidance for fourth quarter 2014 non-GAAP results is as follows:

•                  Quarterly revenues of $133 million to $137 million.

•                  Non-GAAP gross margins of 69 percent to 70 percent.

•                  An increase in non-GAAP operating expenses of 4 percent to 6 percent.

•                  Share-based compensation expense of $11.9 million to $12.4 million.

•                  Non-GAAP diluted share count of 46.9 million to 47.4 million shares.

Conference Calls

Mellanox will hold its third quarter 2014 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1826 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 5 -

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense and settlement costs. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense and settlement costs because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and amortization of acquired intangible assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended December 31, 2014, statements related to the technologies we acquired in 2013, trends in the market for our solutions and services and opportunities for our company in 2014 and beyond. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 28, 2014 and in our subsequent quarterly reports filed on Form 10-Q. All forward-looking statements in this press release, including the guidance for the three months ended December 31, 2014, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 6 -

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013 *	2014	2013 *

Total revenues	$120,708	$104,067	$321,987	$285,315
Cost of revenues	39,540	36,869	107,788	97,974
Gross profit	81,168	67,198	214,199	187,341
Operating expenses:
Research and development	54,220	44,607	152,063	121,498
Sales and marketing	18,864	18,204	56,865	51,389
General and administrative	9,184	9,674	26,861	27,193
Total operating expenses	82,268	72,485	235,789	200,080
Loss from operations	(1,100)	(5,287)	(21,590)	(12,739)
Other income, net	361	482	952	927
Loss before taxes	(739)	(4,805)	(20,638)	(11,812)
Benefit (provision) for taxes on income	1,167	(1,080)	589	(4,092)
Net income (loss)	$428	$(5,885)	$(20,049)	$(15,904)
Net income (loss) per share — basic	$0.01	$(0.14)	$(0.45)	$(0.37)
Net income (loss) per share — diluted	$0.01	$(0.14)	$(0.45)	$(0.37)
Shares used in computing income (loss) per share:
Basic	44,984	43,579	44,646	43,257
Diluted	46,229	43,579	44,646	43,257

* Certain prior year amounts have been revised to reflect non-material adjustments.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 7 -

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013 *	2014	2013 *

Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$428	$(5,885)	$(20,049)	$(15,904)
Adjustments:
Share-based compensation expense:
Cost of revenues	532	461	1,586	1,359
Research and development	6,756	6,898	20,187	19,148
Sales and marketing	2,473	2,407	7,385	6,873
General and administrative	2,088	2,166	6,276	6,092
Total share-based compensation expense	11,849	11,932	35,434	33,472
Amortization of acquired intangibles:
Cost of revenues	1,562	3,570	5,367	7,230
Research and development	195	164	586	339
Sales and marketing	1,039	837	3,117	1,912
Total amortization of acquired intangibles	2,796	4,571	9,070	9,481
Settlement costs:
Cost of revenues	1,250	—	1,250	—
Total settlement costs	1,250	—	1,250	—
Acquisition related charges:
Cost of revenues	230	699	849	699
Research and development	1,216	333	1,949	333
Sales and marketing	225	261	637	261
General and administrative	—	672	—	2,500
Total acquisition related charges	1,671	1,965	3,435	3,793
Non-GAAP net income	$17,994	$12,583	$29,140	$30,842

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$120,708	$104,067	$321,987	$285,315
GAAP gross profit	81,168	67,198	214,199	187,341
GAAP gross margin	67.2%	64.6%	66.5%	65.7%
Share-based compensation expense	532	461	1,586	1,359
Amortization of acquired intangibles	1,562	3,570	5,367	7,230
Settlement costs	1,250	—	1,250	—
Acquisition related charges	230	699	849	699
Non-GAAP gross profit	$84,742	$71,928	$223,251	$196,629
Non-GAAP gross margin	70.2%	69.1%	69.3%	68.9%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$82,268	$72,485	$235,789	$200,080
Share-based compensation expense	(11,317)	(11,471)	(33,848)	(32,113)
Amortization of acquired intangibles	(1,234)	(1,001)	(3,703)	(2,251)
Acquisition related charges	(1,441)	(1,266)	(2,586)	(3,094)
Non-GAAP operating expenses	$68,276	$58,747	$195,652	$162,622

Reconciliation of GAAP loss from operations to non-GAAP income:
GAAP loss from operations	$(1,100)	$(5,287)	$(21,590)	$(12,739)
Share-based compensation expense	11,849	11,932	35,434	33,472
Amortization of acquired intangibles	2,796	4,571	9,070	9,481
Settlement costs	1,250	—	1,250	—
Acquisition related charges	1,671	1,965	3,435	3,793
Non-GAAP income from operations	$16,466	$13,181	$27,599	$34,007

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 8 -

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013 *	2014	2013 *

Shares used in computing GAAP diluted earnings per share	46,229	43,579	44,646	43,257
Adjustments:
Effect of dilutive securities under GAAP**	(1,245)	—	—	—
Total options vested and exercisable	1,879	1,911	1,879	1,911
Shares used in computing non-GAAP diluted earnings per share	46,863	45,490	46,525	45,168

GAAP diluted net income (loss) per share	$0.01	$(0.14)	$(0.45)	$(0.37)
Adjustments:
Share-based compensation expense	0.25	0.27	0.79	0.77
Amortization of acquired intangibles	0.06	0.11	0.20	0.22
Settlement costs	0.03	0.00	0.03	0.00
Acquisition related charges	0.04	0.05	0.08	0.09
Effect of dilutive securities under GAAP**	0.01	0.00	0.00	0.00
Total options vested and exercisable	(0.02)	(0.01)	(0.02)	(0.03)
Non-GAAP diluted income per share	$0.38	$0.28	$0.63	$0.68

* Certain prior year amounts have been revised to reflect non-material adjustments.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 9 -

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30,	December 31,
	2014	2013 *
ASSETS
Current assets:
Cash and cash equivalents	$54,852	$63,164
Short-term investments	295,795	263,528
Restricted cash	3,604	—
Accounts receivable, net	72,959	70,566
Inventories	39,326	35,963
Deferred taxes and other current assets	24,511	17,581
Total current assets	491,047	450,802
Property and equipment, net	73,954	70,815
Severance assets	9,814	10,630
Intangible assets, net	44,975	54,362
Goodwill	201,105	199,558
Deferred taxes and other long-term assets	21,327	20,613
Total assets	$842,222	$806,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,245	$29,964
Accrued liabilities	57,894	51,251
Deferred revenue	14,539	15,849
Capital lease liabilities, current	1,101	1,245
Total current liabilities	110,779	98,309
Accrued severance	12,401	13,418
Deferred revenue	8,669	9,045
Capital lease liabilities	768	1,600
Other long-term liabilities	14,889	17,091
Total liabilities	147,506	139,463
Shareholders’ equity:
Ordinary shares	191	185
Additional paid-in capital	601,840	550,795
Accumulated other comprehensive income (loss)	(2,213)	1,390
Retained earnings	94,898	114,947
Total shareholders’ equity	694,716	667,317
Total liabilities and shareholders’ equity	$842,222	$806,780

* Certain prior year amounts have been revised to reflect non-material adjustments.

Mellanox Technologies, Ltd. Announces Third Quarter 2014 Financial Results	- 10 -

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Nine Months Ended September 30,
	2014	2013 *
Cash flows from operating activities:
Net loss	$(20,049)	$(15,904)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,999	25,439
Deferred income taxes	(202)	(2,403)
Share-based compensation	35,434	33,472
Gain on investments	(94)	(710)
Excess tax benefit from share-based compensation	(346)	(2,796)
Changes in assets and liabilities:
Accounts receivable, net	(1,530)	(12,137)
Inventories	(4,239)	12,942
Prepaid expenses and other assets	(10,040)	699
Accounts payable	6,692	(8,896)
Accrued liabilities and other payables	406	(8,429)
Net cash provided by operating activities	35,031	21,277

Cash flows from investing activities:
Acquisition of Kotura, Inc., net of cash acquired of $101	—	(80,671)
Acquisition of IPtronics A/S., net of cash acquired of $2,077	—	(42,848)
Purchase of severance-related insurance policies	(597)	(632)
Purchases of short-term investments	(202,818)	(151,535)
Proceeds from sale of short-term investments	130,652	133,435
Proceeds from maturities of short-term investments	39,801	63,947
Increase in restricted cash deposits	(103)	(3,943)
Purchase of property and equipment	(21,228)	(24,050)
Purchase of intangible assets	—	(6,440)
Purchase of equity investment in private companies	(3,691)	(3,123)
Net cash used in investing activities	(57,984)	(115,860)

Cash flows from financing activities:
Principal payments on capital lease obligations	(976)	(960)
Proceeds from exercise of share awards	15,271	13,571
Excess tax benefit from share-based compensation	346	2,796
Net cash provided by financing activities	14,641	15,407

Net decrease in cash and cash equivalents	(8,312)	(79,176)
Cash and cash equivalents at beginning of period	63,164	117,054
Cash and cash equivalents at end of period	$54,852	$37,878

* Certain prior year amounts have been revised to reflect non-material adjustments.